STRUCTURED INVESTMENTS                                                                                                                    MORGAN STANLEY

                                                                                                                                        Free Writing Prospectus
                                                                                                                                        Dated December 11, 2012
                                                                                                                                        Registration Statement No. 333-178081
Client Strategy Guide: December 2012 Offerings                                                                                          Filed Pursuant to Rule 433

                                                                                               [GRAPHIC]

This material was not prepared by the Research Departments of Morgan Stanley (SM)ith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                                                                            1

Morgan Stanley

Client Strategy Guide: December 2012 Offerings

Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Tactical Offerings

Offerings with terms of 18 months or less

Enhanced Yield	. ... page 6
Leveraged Performance	.... page 7 .... page 8

Strategic Offerings

Offerings with terms of more than 18 months

Enhanced Yield	Contingent Income Auto-Callable Securities with Step-Up Redemption Threshold Level Feature based on Ford Motor Company (F) by Morgan Stanley .... page 9 Contingent Income Auto-Callable Securities based on Russell 2000® Index (RTY) by Morgan Stanley .... page 10
Leveraged Performance	. ... page 11 Dual Directional Trigger Jump based on the PHLX Housing Sector℠ Index (HGX) by Morgan Stanley .... page 12 Enhanced Trigger Jump Securities based on the EURO STOXX 50® Index (SX5E) by Morgan Stanley .... page 13
Market-Linked Notes and Market-Linked Deposits - FDIC Insured	Market-Linked Notes with Past Performance Averaging Feature based on the Morgan Stanley ETF-MAP Index (Excess Return) (MSUSMA5E) by Morgan Stanley .... page 14 . ... page 15

Selected Risks & Considerations .... page 16

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

December 2012

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Client Strategy Guide: December 2012 Offerings                                                                                                                                         Page 3
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Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured  Investments  offerings available through Morgan Stanley Wealth Management through the date when the ticketing closes for each offering.  Morgan Stanley Wealth  Management or the applicable  issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close  ticketing  early on any offering.  The  information  set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market-Linked  Certificate of Deposit.  You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration  statement  (including a prospectus)  with the Securities & Exchange  Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates.  Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable  pricing  supplement,  prospectus  supplements and any other documents  relating to the offering that the applicable  issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.
    For Registered Offerings Issued by Morgan Stanley:                               Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively,  Morgan Stanley Wealth  Management  will arrange to send you the prospectus and any other  documents  related to the offering  electronically  or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Financial Advisor.

The securities  described herein (other than the market-linked  certificates of deposit) are not bank deposits and are not insured by the Federal Deposit  Insurance  Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings.  Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Financial Advisor or call the toll-free number 1-800-584-6837.
Each issuer listed above is the issuer for offerings only where  expressly  identified.  None of the issuers are  responsible for the filings made with the SEC by the other issuers identified in this document.

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This material was not prepared by the Research Departments of Morgan Stanley (SM)ith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you        December 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: December 2012 Offerings                                                                                                                                         Page 4
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Selected Features & Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.
Such features may include:
o    Varying levels of exposure to potential capital appreciation or depreciation
o    Returns based on a defined formula
o    Variety of underlying assets, including equities, commodities, currencies and interest rates
o    Minimum investment of $1,000, unless otherwise noted
Key Risks
An  investment in Structured  Investments  involves a variety of risks.  The following  are some of the  significant  risks related to Structured  Investments.  Please refer to the
"Selected Risks & Considerations" section at the end of this brochure for a fuller description of these risk factors.
The market price of Structured  Investments may be influenced by a variety of unpredictable  factors.  Several factors may influence the value of a particular Structured Investment in the secondary  market,  including,  but not limited to, the value and volatility of the underlying  asset,  interest  rates,  credit spreads charged by the market for taking the applicable  issuer's  credit risk,  dividend rates on any equity  underlying  asset,  and time remaining to maturity.  In addition,  we expect that the secondary  market price of a
Structured Investment will be adversely affected by the fact that the issue price of the Structured Investment includes the agent's commissions and expected profit.
Issuer credit risk.  All payments on Structured  Investments  are dependent on the  applicable  issuer's  ability to pay all amounts due and therefore  investors are subject to the credit risk of the applicable issuer.
Secondary trading may be limited.  There may be little or no secondary market for a particular  Structured  Investment.  If the applicable pricing  supplement so specifies,  we may apply to list a Structured  Investment on a securities  exchange,  but it is not possible to predict whether any Structured  Investment  will meet the listing  requirements of that particular exchange, or if listed, whether any secondary market will exist.
Appreciation  potential or  participation in the underlying  asset may be limited.  The terms of a Structured  Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.
Potential  loss of  principal.  The terms of a Structured  Investment  may not provide for the return of  principal  and an  investment  may result in a loss of some or all of your principal.  Even where  repayment of principal is provided for by the terms of the Structured  Investment,  it is still subject to the credit risk of the applicable  issuer and the applicable  issuer's  ability to repay its  obligations.  In addition,  you may receive less, and possibly  significantly  less, than the stated  principal  amount if you sell your investment prior to maturity.
Structured  Investments that provide for repayment of principal  typically do not make periodic  interest  payments.  Unlike ordinary debt securities,  Structured  Investments that provide for repayment of principal typically do not pay interest.  Instead, at maturity,  the investor receives the principal amount plus a supplemental  redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.
You may receive only the principal  amount at maturity for  Structured  Investments  that provide for  repayment of principal.  Because the  supplemental  redemption  amount due at maturity on these Structured  Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security.  The return of only the principal  amount at maturity may not  compensate  you for the effects of inflation or other factors  relating to the value of money over time.
Potential  conflicts.  The issuer of a Structured  Investment and its  affiliates may play a variety of roles in connection  with the  Structured  Investment,  including  acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.
The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular  Structured  Investment  offering.  Before you invest in any Structured
Investment,  you should thoroughly review the particular  investment's  prospectus and related offering  materials for a comprehensive  description of the risks and  considerations associated with the offering.

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This material was not prepared by the Research Departments of Morgan Stanley (SM)ith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you        December 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Client Strategy Guide: December 2012 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Market-Linked Deposits – FDIC Insured, Market-Linked Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged Performance** and **Access**.

Market-Linked Deposits – FDIC Insured combine the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.

Market-Linked Notes combine the repayment of all principal at maturity subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset. Market-Linked Notes do not have the benefit of FDIC insurance.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

Partial Principal at Risk Securities combine the repayment of some principal at maturity, subject to issuer credit risk, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, do not require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification of, and exposure to, difficult to access underlying asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2012

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                                    [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]
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This material was not prepared by the Research Departments of Morgan Stanley (SM)ith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you        December 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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This material was not prepared by the Research Departments of Morgan Stanley (SM)ith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you        December 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: December 2012 Offerings                                                                                                                                         Page 8
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This material was not prepared by the Research Departments of Morgan Stanley (SM)ith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you        December 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                                                                 MorganStanley
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Client Strategy Guide: December 2012 Offerings                                                                                                                                         Page 9
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Opportunities in U.S. Equities

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      Enhanced Yield        |_|      Contingent Income Auto-Callable Securities with Step-Up Redemption Threshold Level Feature based on Ford Motor Company (F)
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          o   Potential yield enhancement strategy for investors with a                                           |X|   All principal is at risk under the terms of the securities
              range-bound view on Ford Motor Company                                                              |X|   Investors will not participate in any appreciation of the
          o   Opportunity to receive a contingent quarterly coupon, provided                                            underlying stock and the return on the securities will be
              that the underlying stock closes at or above the predetermined downside                                   limited to the contingent quarterly coupons earned during the
              threshold level on the related determination date                                                         term of the securities
          o   The securities will be automatically redeemed for par plus the                                      |X|   Contingent quarterly payments may be zero for some or all
Strategy      contingent coupon payment if, on any determination date, the closing                                      quarterly periods
Overview      price of the underlying stock is at or above the then applicable                                    |X|   The redemption threshold level increases progressively
              redemption threshold level                                                                                over the term of the securities
          o   The securities provide repayment of principal at maturity but                  Risk                 |X|   Even if the closing price of the underlying stock
              only if the underlying stock closes at or above the predetermined              Considerations             appreciates over the term of the securities, it may not
              downside threshold level on the final determination date                                                  appreciate sufficiently for the securities to be redeemed early
                                                                                                                  |X|   All payments are subject to the credit risk of the issuer
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Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to 2.5625% to 3.0625% of the stated principal amount, but only with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 75% of the initial share price, which we refer to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than or equal to the then applicable redemption threshold level (which will be equal to a percentage of the initial share price that increases progressively over the term of the securities, starting at 105% of the initial share price for the first four determination dates) on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment. However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be either (i) the stated principal amount and any contingent quarterly payment or (ii) a number of shares of the underlying stock, or at our option the cash value thereof, that will be significantly less than the principal amount of the securities if the closing price of the underlying stock is below the downside threshold level on the final determination date. Moreover, if, on any determination date, the closing price of the underlying stock is less than the downside threshold level, you will not receive any contingent quarterly payment for hat quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, or the cash value thereof, that are worth significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Investors will not participate in any appreciation of the underlying stock. The securities are senior unsecured obligations of Morgan Stanley, issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.
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Issuer                              Morgan Stanley
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Underlying Stock                    Ford Motor Company (F) common stock
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Maturity Date                       December    , 2015 (approximately 3 years)
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                                    If, on any of the first eleven Determination Dates, the Determination Closing Price of the Underlying Stock is greater than or equal to the then
Early Redemption                    applicable Redemption Threshold Level, the securities will be automatically redeemed for an Early Redemption Payment on the third business day following the related Determination Date.
                                    -------------------------------------------------------------------------- --------------------------------------------------------------------------
Redemption Threshold Levels         Determination Dates:                                                       Applicable Redemption Threshold Level:
                                    1, 2, 3 and 4                                                              105% of the Initial Share Price
                                    5, 6, 7 and 8                                                              110% of the Initial Share Price
                                    9, 10 and 11                                                               115% of the Initial Share Price
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Early Redemption Payment            The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Payment with respect to the related Determination Date.
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Determination Closing Price         The closing price of the Underlying Stock on any Determination Date other than the Final Determination Date times the Adjustment Factor on such
                                    Determination Date
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                                    o If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is greater than or equal to the Downside
                                    Threshold Level, the issuer will pay a Contingent Quarterly Payment of $0.25625 to $0.30625 (2.5625% to 3.0625% of the Stated Principal Amount) per
Contingent Quarterly Payment        security on the related Contingent Payment Date.  The actual Contingent Quarterly Payment will be determined on the Pricing Date.
                                    o If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is less than the Downside Threshold
                                    Level, no Contingent Quarterly Payment will be made with respect to that Determination Date.
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                                    March , 2013, June , 2013, September , 2013, December , 2013, March , 2014, June , 2014, September , 2014, December , 2014, March , 2015, June ,
Determination Dates                 2015, September , 2015 and December , 2015, subject to postponement for non-trading days and certain market disruption events.  October    , 2013
                                    is also referred to as the Final Determination Date.
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Contingent Payment Dates            With respect to each Determination Date other than the Final Determination Date, the third business day after the related Determination Date.  The payment of the Contingent Quarterly Payment, if any, with respect to the Final Determination Date will be made on the Maturity Date.
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                                    o If the Final Share Price is greater than or equal to the Downside Threshold Level: (i) the Stated Principal Amount plus (ii) the Contingent
                                    Quarterly Payment with respect to the Final Determination Date
Payment at Maturity                 o If the Final Share Price is less than the Downside Threshold Level: (i) a number of shares of the Underlying Stock equal to the product of the
                                    Exchange Ratio and the Adjustment Factor, each as of the Final Determination Date, or (ii) at the issuer's option, the cash value of such shares as of the Final Determination Date
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Initial Share Price                 The closing price of the Underlying Stock on the Pricing Date
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Final Share Price                   The closing price of the Underlying Stock on the Final Determination Date times the Adjustment Factor on such date
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Exchange Ratio                      The Stated Principal Amount divided by the Initial Share Price
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Adjustment Factor                   1.0, subject to adjustment in the event of certain corporate events affecting the Underlying Stock
                                    -----------------------------------------------------------------------------------------------------------------------------------------------------
Downside Threshold Level            75% of the Initial Share Price
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Issue Price/Stated Principal        $10 per security
Amount
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No listing                          The securities will not be listed on any securities exchange.
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Expected Pricing Date1              This offering is expected to close for ticketing on Friday, December 28, 2012
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1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected
Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.
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This material was not prepared by the Research Departments of Morgan Stanley (SM)ith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you        December 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: December 2012 Offerings                                                                                                                                         Page 10
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Opportunities in U.S. Equities

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      Enhanced Yield        |_|      Contingent Income Auto-Callable Securities based on Russell 2000(R) Index (RTY)
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          o  Potential yield enhancement strategy for investors with a range-bound view                              |X| All principal is at risk under the terms of
             on Russell 2000(R) Index                                                                                    the securities
          o  Opportunity to receive a contingent quarterly coupon, provided that the                                 |X| Investors will not participate in any
             underlying index closes at or above the predetermined barrier level on the related                          appreciation of the underlying index and the
             observation date                                                                                            return on the securities will be limited to the
          o  The securities will be automatically redeemed for par plus the contingent                                   contingent quarterly coupons earned during the
Strategy     coupon payment if, on any redemption determination date, the closing value of the                           term of the securities
Overview     underlying index is at or above the initial index value                                                 |X| Contingent quarterly coupons may be zero
          o  The securities provide repayment of principal at maturity but only if the                                   for some or all quarterly periods
             underlying index closes at or above the predetermined barrier level on the final          Risk          |X| The securities are subject to risks
             observation date                                                                          Considerations    associated with (SM)all-capitalization companies
                                                                                                                     |X| All payments are subject to the credit risk
                                                                                                                         of the issuer
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The securities offered are senior unsecured obligations of Morgan Stanley and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of the Russell 2000(R) Index is at or above the barrier level on the related observation date. However, if the index closing value is less than the barrier level on any observation date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the index closing value is greater than or equal to the initial index value on any annual redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon. If the securities have not previously been redeemed and the final index value is greater than or equal to the barrier level, the payment at maturity will also be the sum of the stated principal amount and the related contingent quarterly payment. However, if the final index value is less than the barrier level, investors will be exposed to the decline in the underlying index on a 1 to 1 basis and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly payment. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at an above-market rate in exchange for the risk of receiving no quarterly interest over the 5-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Investors will not participate in any appreciation of the Russell 2000(R) Index. The securities are senior notes issued as part of Morgan
Stanley's Series F Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.
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Issuer                               Morgan Stanley
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Underlying Index                     Russell 2000(R) Index (RTY)
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Maturity Date                        December    , 2017 (approximately 5 years)
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Early Redemption                     If, on any Redemption Determination Dates, beginning on the third scheduled business day preceding December    , 2013, the index closing value is
                                     greater than or equal to the Initial Index Value, the securities will be automatically redeemed for an Early Redemption Payment on the related
                                     Early Redemption Date.
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Early Redemption Payment             The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Coupon with respect to the related Determination Date.
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Redemption Determination Dates       Annually, on the third scheduled business day preceding each scheduled Early Redemption Date, subject to postponement for non-index business days and certain market disruption events.
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Early Redemption Dates               Annually, on the   day of each December, beginning December    , 2013 and ending December    , 2016; provided that if any such day is not a
                                     business day, that Early Redemption Payment will be made on the next succeeding business day and no adjustment will be made to any Early
                                     Redemption Payment on that succeeding business day
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Contingent Quarterly Coupon          A contingent coupon of 8.75% to 10.75% per annum will be paid on the securities on each Coupon Payment Date but only if the index closing value of the Underlying Index is at or above the Barrier Level on the related Observation Date. The actual Contingent Quarterly Coupon will be determined on the Pricing Date.
                                     If on any Observation Date, the index closing value is less than the Barrier Level, Morgan Stanley will pay no coupon for the applicable quarterly period. It is possible that the Underlying Index will remain below the Barrier Level for extended periods of time or even throughout the entire
                                     5-year term of the securities so that you will receive no Contingent Quarterly Coupons.
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Barrier Level                        75% of the Initial Index Value
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Coupon Payment Dates                 Quarterly, on the   day of each March, June, September and December, beginning March    , 2013, except that the Contingent Quarterly Coupon, if
                                     any, with respect to the Final Observation Date shall be paid on the Maturity Date; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Observation Dates                    The third scheduled business day preceding each scheduled Coupon Payment Date, beginning with March    , 2013 Coupon Payment Date, subject to
                                     postponement for non-index business days and certain market disruption events
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
                                     o If the Final Index Value is greater than or equal to the Barrier Level: (i) the Stated Principal Amount plus (ii) the Contingent Quarterly
Payment at Maturity                  Coupon with respect to the Final Observation Date
                                     o If the Final Index Value is less than the Barrier Level: (i) the Stated Principal Amount multiplied by (ii) the Index Performance Factor
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                  The index closing value of the Underlying Index on the Pricing Date
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Final Index Value                    The index closing value of the Underlying Index on the Final Observation Date
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Index Performance Factor             Final Index Value divided by the Initial Index Value
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount  $1,000 per security
                                     ----------------------------------------------------------------------------------------------------------------------------------------------------
No listing                           The securities will not be listed on any securities exchange.
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Expected Pricing Date1               This offering is expected to close for ticketing on Friday, December 28, 2012
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1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected
Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.
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This material was not prepared by the Research Departments of Morgan Stanley (SM)ith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you        December 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Client Strategy Guide: December 2012 Offerings                                                                                                                                         Page 11
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This material was not prepared by the Research Departments of Morgan Stanley (SM)ith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you        December 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley

Client Strategy Guide: December 2012 Offerings Page 12

Opportunities in U.S. Equities

Leveraged Performance

Dual Directional Trigger Jump Securities based on the PHLX Housing Sector[SM] Index (HGX)

Strategy Overview	• Provides an alternative to direct exposure to the underlying index that provides a fixed positive return of 20% to 23% if the underlying index has appreciated at all as of the valuation date • Provides a positive return for a limited range of negative performance of the underlying index • May be appropriate for investors who wish to outperform the underlying index in a moderately bullish or moderately bearish scenario

Risk Considerations	✓ All principal is at risk under the terms of the Trigger Jump Securities ✓ Full downside exposure to the negative performance of the underlying index if the underlying index closes below the trigger level on the valuation date ✓ Appreciation potential is limited to the fixed upside payment at maturity ✓ Does not provide for current income; no interest payments ✓ Risks associated with investments in securities concentrated solely in the housing sector

The Dual Directional Trigger Jump Securities are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for Jump Securities, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the PHLX Housing Sector[SM] Index, which we refer to as the underlying index, has **appreciated** in value, you will receive for each security that you hold at maturity the stated principal amount plus the upside payment of between $2.00 and $2.30, to be determined on the pricing date. If the underlying index has **depreciated** in value but by no more than 15%, you will receive the stated principal amount of your investment plus a positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 15% return. However, if the underlying index has **depreciated** by more than 15%, you will be negatively exposed to the full amount of the percentage decline in the underlying index and will lose 1% of the stated principal amount for every 1% of decline, without any buffer. The securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the upside payment and absolute return features that in each case apply to a limited range of performance of the underlying index. **Investors may lose their entire initial investment in the securities.** The securities are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. **All payments on the securities are subject to the credit risk of Morgan Stanley.** The securities differ from the Jump Securities described in the accompanying product supplement for Jump Securities in that the securities offer the potential for a positive return at maturity if the underlying index depreciates by up to 15%. The securities are not the Buffered Jump Securities described in the accompanying product supplement for Jump Securities. Unlike the Buffered Jump Securities, the securities do not provide any protection if the underlying index depreciates by more than 15%.

Issuer	Morgan Stanley
Underlying Index	PHLX Housing Sector[SM] Index (HGX)
Maturity Date	December , 2014 (approximately 2 years)
Payment at Maturity	• If the Final Index Value is greater than the Initial Index Value: $10 + the Upside Payment • If the Final Index Value is less than or equal to the Initial Index Value but is greater than or equal to the Trigger Level: $10 + ($10 × Absolute Index Return) *In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the Underlying Index. In no event will this amount exceed the Stated Principal Amount plus $1.50.* • If the Final Index Value is less than the Trigger Level: $10 × Index Performance Factor *This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 15%, and possibly all, of your investment.*
Upside Payment	$2.00 to $2.30 per security (20% to 23% of the Stated Principal Amount), to be determined on the Pricing Date
Trigger Level	85% of the Initial Index Value
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Absolute Index Return	The absolute value of the Index Percent Change. For example, a –5% Index Percent Change will result in a +5% Absolute Index Return.
Index Performance Factor	Final Index Value / Initial Index Value
Initial Index Value	The closing value of the Underlying Index on the Pricing Date
Final Index Value	The closing value of the Underlying Index on the Valuation Date
Valuation Date	December , 2014, subject to postponement for non-index business days and certain market disruption events
Issue Price/Stated Principal Amount	$10 per security
No listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday, December 28, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

December 2012

Morgan Stanley

Client Strategy Guide: December 2012 Offerings Page 13

Opportunities in International Equities

Leveraged Performance

Enhanced Trigger Jump Securities based on the EURO STOXX 50® Index (SX5E)

Strategy Overview	• Opportunity to gain exposure to an international equity index and provide diversification of underlying asset class exposure • Limited protection against loss and can potentially outperform the underlying index for a certain range of performance of the underlying index due to the fixed percentage if the final index value is **above** 65% of the initial index value
Risk Considerations	✓ All principal is at risk under the terms of the Enhanced Trigger Jump Securities ✓ Full downside exposure to the negative performance of the underlying index if the underlying index declines in value by more than 65% from the pricing date to the valuation date ✓ Does not provide for current income; no interest payments ✓ Risks associated with investments in securities linked to the value of foreign equity securities

Enhanced Trigger Jump Securities, which we refer to as the securities, will pay an amount in cash at maturity that may be greater than or less than the stated principal amount depending on the closing value of the underlying index **on the valuation date**. If the closing value of the underlying index is **above** 65% of the initial index value on the valuation date, you will receive, in addition to the principal amount, a return based on the greater of the index percent change and the specified fixed percentage. However, if the closing value of the underlying index **is at or below** 65% of the initial index value on the valuation date, the payment at maturity will be solely based on the index percent change and, therefore, you will be fully exposed to the negative performance of the underlying index as of the valuation date. The securities are for investors who seek a foreign equity index-based return and who are willing to risk their principal and forgo current income in exchange for the potential of receiving at least the fixed percentage return if the final index value is above the specified downside threshold value. **The payment at maturity may be less, and potentially significantly less, than the stated principal amount and could be zero.** The securities are senior unsecured notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	EURO STOXX 50® Index (SX5E)
Maturity Date	December , 2017 (approximately 5 years)
Payment at Maturity	• If the Final Index Value is ***above*** the Downside Threshold Value, the Index Return Amount will equal: $10 + [the greater of (i) the Index Percent Change and (ii) the Fixed Percentage] • If the Final Index Value is ***at or below*** the Downside Threshold Value, the Index Return Amount will equal: $10 x the Index Percent Change ***In this scenario, the Payment at Maturity will be equal to or less than $6.50 per Stated Principal Amount of securities and could be zero. There is no minimum payment at maturity on the securities.***
Fixed Percentage	33% to 37%. The actual Fixed Percentage will be determined on the Pricing Date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Downside Threshold Value	65% of the Initial Index Value
Maximum Payment at Maturity	There is no maximum payment at maturity.
Initial Index Value	The index closing value on the Pricing Date
Final Index Value	The index closing value on the Valuation Date
Valuation Date	December , 2017, subject to adjustment for non-index business days and certain market disruption events
Issue Price/Stated Principal Amount	$10 per security
No listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Friday, December 28, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

December 2012

MorganStanley
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Client Strategy Guide: December 2012 Offerings                                                                                                                                         Page 14
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Opportunities in Equities, Commodities and Bonds

Market Linked Note                 |_|  Market-Linked Notes With Past Performance Averaging Feature based on the Morgan Stanley ETF-MAP Index (Excess Return) (MSU(SM)A5E)

 --------------------------------------------------------------------------------------------        -----------------------------------------------------------------------------------
                o  Opportunity to gain exposure to the Morgan Stanley ETF-MAP Index
                o  Repayment of principal at maturity, subject to the credit risk of
                   Morgan Stanley
                o  The past performance feature means that any positive return on the                                |X|    Repayment of principal is available only at maturity
                   notes will be based on the average of the "locked-in index value" of the                                 and is subject to the credit risk of the issuer
                   underlying index on 4 determination dates that occur approximately each                           |X|    The supplemental redemption amount, if any, is based
                   year during the term of the notes. The locked-in index value will be the                                 on the arithmetic average of the locked-in index values on the
                   greater of the index closing value on the determination date and the                                     four approximately annual determination dates over the term of
                   highest index closing value on any previous determination date. On the                                   the notes and therefore the payment at maturity on the notes
  Strategy         first determination date, the locked-in index value will be the index                                    may be less than if it were based solely on the index closing
  Overview         closing value on that date as there would be no prior determination                                      value on the final determination date
                   dates. With respect to each determination date, the locked-in index value                         |X|    The underlying index embodies certain risks as
                   will equal the greater of (i) the index closing value on such                                            outlined under "Risk Factors" in the applicable pricing
                   determination date and (ii) the highest index closing value on any                                       supplement, including risk that there can be no guarantee that
                   previous determination date, provided that the locked-in index value on            Risk                  the realized volatility of the underlying index will not be
                   the first determination date will be the index closing value on such               Considerations        less than or greater than the volatility target of 5%
                   date, regardless of whether such value is greater than or less than the                            |X|   Risks associated with emerging markets equities and
                   initial index value.                                                                                     bonds, currency exchange rates and commodities
                o  No exposure to any decline of the underlying index if the notes are                                |X|   The maturity date of the notes is a pricing term and
                   held to maturity                                                                                         will be determined by Morgan Stanley on the pricing date
--------------------------------------------------------------------------------------------        -----------------------------------------------------------------------------------

The notes are senior unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the accompanying product supplement and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, we will pay per note the stated principal amount of $10 plus a supplemental redemption amount, if any, based on the arithmetic average of the locked-in index values of the underlying index on the four approximately annual determination dates over the term of the notes. On each determination date, the locked-in index value will equal the greater of (i) the index closing value on such determination date and (ii) the highest index closing value on any previous determination date, provided that the locked-in index value on the first determination date will be the index closing value on such date, regardless of whether such value is greater than, equal to or less than the initial index value. The Morgan Stanley ETF-MAP Index is a rules-based quantitative strategy that attempts to maximize returns for a given level of risk. The underlying index components consist of U.S.-listed exchange-traded funds (ETFs) representing U.S. and non-U.S. equities, fixed income securities, commodities and cash. The underlying index is calculated on an excess return basis, and therefore its level is determined by the weighted return of the optimized portfolio of index components reduced by the return on an equivalent cash investment receiving the Federal Funds rate. The underlying index is rebalanced monthly based on the index methodology, which seeks to determine the asset portfolio that had the maximum historical return with 5% annualized volatility during the prior 60- business day period. There is also a daily adjustment to the allocation between the asset portfolio and cash component based on volatility of the asset portfolio. For more information, see "Underlying Index" in the applicable pricing supplement. The notes are for investors who are concerned about principal risk but seek exposure to a multiple asset-linked index and accept that the underlying index's volatility target feature and the notes' past performance averaging feature may reduce upside performance in bullish markets, and who are willing to forgo market floating interest rates in exchange for the repayment of principal at maturity plus the potential to receive a supplemental redemption amount, if any, based on an average of the locked-in index values on the four determination dates. The notes are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the notes, including the repayment of principal at maturity, are subject to the credit risk of Morgan Stanley.
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Issuer                                 Morgan Stanley
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Index                       Morgan Stanley ETF-MAP Index (Excess Return) (MSU(SM)A5E)
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                          January    , 2017 to April    , 2017 (approximately 4 years to 4 years and 3 months), to be determined on the Pricing Date
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                    The payment due at maturity per $10 Stated Principal Amount will equal: $10 + Supplemental Redemption Amount, if any.  In no event will the
                                       Payment at Maturity be less than $10 per note.
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Supplemental Redemption Amount         (i) $10 times (ii) the Average Index Percent Change times (iii) the Participation Rate, provided that the Supplemental Redemption Amount will not be less than $0.
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Participation Rate                     100%
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Average Index Percent Change           (Average Locked-In Index Value - Initial Index Value) / Initial Index Value
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                    The index closing value on the Pricing Date
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Averaged Locked-In Index Value         The arithmetic average of the Locked-In Index Values on the four specified Determination Dates over the term of the notes
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Locked-In Index Value                  With respect to the first Determination Date, the index closing value on such date; with respect to each subsequent Determination Date, the greater of (i) the index closing value on such Determination Date and (ii) the highest index closing value on any previous Determination Date
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Determination Date                     December    , 2013, December    , 2014, December    , 2015 and the Final Determination Date, subject to postponement for non-index business days and certain market disruption events
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Final Determination Date               The third scheduled business day prior to the Maturity Date (to be determined on the Pricing Date), subject to postponement for non-index business days and certain market disruption events
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
No listing                             The notes will not be listed on any securities exchange.
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount    $10 per note
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date1                 This offering is expected to close for ticketing on Friday, December 28, 2012
-------------------------------------- -------------------------------------------------------------------------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected
Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.
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This material was not prepared by the Research Departments of Morgan Stanley (SM)ith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you        December 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                                                                 MorganStanley
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Client Strategy Guide: December 2012 Offerings                                                                                                                                         Page 15
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This material was not prepared by the Research Departments of Morgan Stanley (SM)ith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you        December 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                                                                 MorganStanley
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Client Strategy Guide: December 2012 Offerings                                                                                                                                         Page 16
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 Selected Risks & Considerations
 An investment in Structured Investments involves a variety of risks.  Structured Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and  considerations.  For example,  some  underlying  assets have  significantly  higher  volatility  than others.  Before you invest in any  Structured
 Investment,  you should  thoroughly  review the relevant  prospectus  and related  offering  materials for a  comprehensive  description of the risks  associated  with the Structured
 Investment, including the risks related to the underlying asset(s) to which the Structured Investment is linked.

 The following are general risks applicable to most types of Structured Investments:

 Issuer Credit Risk
 All payments on Structured  Investments  are subject to the credit risk of the  applicable  issuer.  Any payments of interest or payments at maturity on a Structured  Investment  are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured  Investment.  Investors are dependent on the applicable issuer's ability to pay periodic interest payments,  if any, and all amounts due on the Structured  Investment at maturity and therefore investors are subject to the credit risk of the applicable  issuer and to changes in the market's view of the applicable  issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured  Investment,  the investor's investment would be at risk and an investor could lose some or all of its investment.  Any decline in the applicable issuer's credit ratings  or  increase  in the  credit  spreads  charged by the market for taking  credit  risk of the issuer is likely to  adversely  affect the value of the  Structured  Investment.
 Furthermore,  unless issued as market-linked certificate of deposit,  Structured Investments are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

 Market Risk
 The price at which a particular  Structured  Investment may be sold prior to maturity will depend on a number of factors and may be substantially  less than the amount for which they were  originally  purchased.  Some of these factors  include,  but are not limited to: (i) changes in the level of the underlying  asset or reference  index,  (ii)  volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated  changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity.  In addition,  we expect that the secondary market prices of a Structured Investment will be adversely affected by the fact that the issue price of the securities  includes the agent's  commissions and expected profit. You may receive less, and possibly  significantly  less, than the stated principal amount if you sell your investments prior to maturity.

 Liquidity Risk
 There may be little or no secondary  market for a particular  Structured  Investment and you should be prepared to hold your  investments  until maturity.  If the applicable  pricing supplement so specifies,  we may apply to list a particular Structured  Investment on a securities exchange,  but it is not possible to predict whether any Structured Investment will meet the listing  requirements  of that  particular  exchange,  or if listed,  whether any  secondary  market will exist.  Therefore,  there may be little or no secondary  market for
 Structured  Investments.  Issuers may,  but are not  obligated  to, make a market in the  Structured  Investments.  Even if there is a secondary  market for a  particular  Structured
 Investment,  it may not provide  enough  liquidity  to allow you to trade or sell your  Structured  Investment  easily.  Because it is not  expected  that other  broker-dealers  will participate  significantly in the secondary market for Structured  Investments,  the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan  Stanley Wealth  Management or another  broker-dealer  affiliated  with the  particular  issuer of the security is willing to transact.  If at any time Morgan
 Stanley  Wealth  Management  or any other broker  dealer were not to make a market in  Structured  Investments,  it is likely that there would be no secondary  market for  Structured
 Investments.

 Past Performance Not Indicative of Future Results
 The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference  index to which a specific  Structured  Investment is linked should not be taken as an indication of the future  performance of the underlying  asset or reference  index during the term of the Structured Investment.  Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment,  but it is impossible to predict whether such levels will rise or fall.

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This material was not prepared by the Research Departments of Morgan Stanley (SM)ith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you        December 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                                                                 MorganStanley
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Client Strategy Guide: December 2012 Offerings                                                                                                                                         Page 17
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Conflicts of Interest
The applicable  issuer,  its affiliates,  Morgan Stanley Wealth Management and/or its affiliates may be market  participants.  The applicable issuer, one or more of its affiliates or
Morgan Stanley Wealth Management or its affiliates may,  currently or in the future,  publish research reports with respect to movements in the underlying asset to which any specific
Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide  recommendations that are inconsistent with purchasing or holding a specific  Structured  Investment or Structured  Investments  generally.  Any of these  activities  could affect the market value of a specific  Structured  Investment or
Structured Investments generally.

In most Structured  Investments,  an affiliate of Morgan Stanley or the applicable  issuer is designated to act as calculation  agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity
Hedging and trading  activity by the issuer and its  subsidiaries  and affiliates  could  potentially  adversely  affect the value of the Structured  Investments.  We expect that the calculation  agent and its affiliates for a particular  Structured  Investment will carry out hedging  activities  related to that  Structured  Investment,  including  trading in the underlying  asset,  as well as in other  instruments  related to the underlying  asset.  The issuer's  subsidiaries  and  affiliates may also trade in the underlying  asset and other instruments  related to the underlying asset on a regular basis as part of their general  broker-dealer and other businesses.  Any of these hedging or trading  activities on or prior to the pricing date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured  Investments.  Assuming no change in market conditions or any other relevant factors,  the price, if any, at which any dealer is willing to purchase  Structured  Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes,  and secondary market prices are likely to exclude,  commissions paid with respect to the
Structured Investments,  as well as the cost of hedging the applicable issuer's obligations under the Structured  Investments.  The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions.  In addition,  any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the principal amount of each MLD and, if applicable, the minimum index interest.
In the event that FDIC insurance  payments become  necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Principal  Amount of the MLDs together with any accrued minimum index interest,  if any, as prescribed by law, and subject to the applicable FDIC insurance limits.  FDIC insurance is not available for any index interest if the applicable  issuer fails prior to the maturity  date, in the case of the MLDs.  FDIC insurance is also not available for any secondary  market  premium paid by a depositor  above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

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This material was not prepared by the Research Departments of Morgan Stanley (SM)ith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you        December 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                                                                 MorganStanley
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Client Strategy Guide: December 2012 Offerings                                                                                                                                         Page 18
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IMPORTANT INFORMATION AND QUALIFICATIONS:

This material was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC (together with its affiliates hereinafter, "Morgan Stanley Wealth
Management," or "the firm"). Morgan Stanley Wealth Management was formed pursuant to a Joint Venture between Citigroup Inc. and Morgan Stanley & Co. LLC ("Morgan Stanley & Co."). This
material was not produced by a research analyst of Morgan Stanley & Co., Citigroup Global Markets Inc., ("Citigroup") or Morgan Stanley Wealth Management, although it may refer to a
Morgan Stanley & Co., Citigroup, or Morgan Stanley Wealth Management research analyst or report.  Unless otherwise indicated, these views (if any) are the author's and may differ from those of the aforementioned research departments or others in the firms.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia
Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan
Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the
Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by
Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In StreetplaceAustralia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act.
Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request.
This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"EURO STOXX 50(R)" and "STOXX(R)" are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.

"PHLX Housing Service SectorSM" and "HGXSM" are registered service marks of the NASDAQ OMX Group, Inc. and have been licensed for use.

(C) 2012 Morgan Stanley Smith Barney LLC. Member SIPC.

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This material was not prepared by the Research Departments of Morgan Stanley (SM)ith Barney LLC, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you        December 2012
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.